UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2011 (April 21, 2011)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2011, The ServiceMaster Company (the “Company”) and its wholly owned subsidiary, TruGreen Companies L.L.C. (“Seller”), entered into a Purchase Agreement (the “Purchase Agreement”) to sell the TruGreen LandCare business (“LandCare”) to Commercial Finance Services 110-A, LLC (the “Buyer”), an affiliate of Aurora Capital Group, for a total purchase price of $37.913 million, to be paid to the Company in cash, subject to certain adjustments as of the closing date as set forth in the Purchase Agreement, expected to reduce the net proceeds by $5 million to $7 million.  Seller made customary representations and warranties and agreed to certain customary covenants regarding LandCare in the Purchase Agreement, and the Purchase Agreement provides for indemnification for breaches of those representations, warranties and covenants.  As part of the transaction contemplated by the Purchase Agreement, Seller has agreed to provide to the Buyer a royalty-free license to use the “TruGreen LandCare” name pursuant to a Trademark License Agreement (the “Trademark License Agreement”) for a term of seven years, unless the Trademark License Agreement is terminated earlier in accordance with the terms set forth therein.  LandCare provides landscape maintenance services in the United States, primarily to commercial customers.  The sale is expected to close shortly.  Copies of the Purchase Agreement and Trademark License Agreement, are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.  The description of certain terms of the Purchase Agreement and Trademark License Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement or the Trademark License Agreement, as applicable.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated April 25, 2011, is attached hereto as Exhibit 99.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1

Purchase Agreement among TruGreen Companies L.L.C. and Commercial Finance Services 110-A, LLC and, solely for purposes of complying with its obligations under Section 8.5 and Section 13.17, The ServiceMaster Company, dated as of April 21, 2011

10.2	Trademark License Agreement between TruGreen Companies L.L.C. and TruGreen LandCare L.L.C., dated as of April 21, 2011
99	Press Release dated April 25, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2011	THE SERVICEMASTER COMPANY

	By:	/s/ Steven J. Martin
Steven J. Martin
Senior Vice President and Chief Financial Officer